UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2024

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 MISSION RIDGE GOODLETTSVILLE, TN	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.875 per share	DG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 13, 2024, Dollar General Corporation (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the unsecured amended and restated credit agreement, dated December 2, 2021, with the lenders named therein, Citibank, N.A. as administrative agent, Bank of America, N.A. as syndication agent, Citibank, N.A., BofA Securities, Inc., U.S. Bank National Association and Wells Fargo Securities, LLC as joint lead arrangers and joint bookrunners, and Fifth Third Bank, National Association, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., PNC Bank, National Association, Regions Bank, Truist Bank, U.S. Bank National Association and Wells Fargo Bank, National Association as co-documentation agents, as amended by Amendment No. 1 dated as of January 31, 2023 (the “Credit Agreement”). The Credit Agreement, as amended by the Amendment, provides for a $2.0 billion unsecured revolving credit facility terminating on December 2, 2026 (the “Revolving Facility”) of which up to $100.0 million is available for letters of credit. The Revolving Facility also includes borrowing capacity available for short-term borrowings referred to as swingline loans.

The terms of the Credit Agreement require the Company to meet certain financial tests, among other things. The Amendment modifies certain maximum leverage ratio levels as set forth therein.

Certain lenders under the Credit Agreement, as amended by the Amendment and their affiliates have, from time to time, provided investment banking, commercial banking, advisory and other services to the Company and/or its affiliates for which they have received customary fees and commissions and such lenders and their affiliates may provide these services from time to time in the future.

A copy of the Credit Agreement and the Amendment are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. The descriptions of the Credit Agreement and the Amendment in this report are summaries and are qualified in their entirety by the terms of the Credit Agreement and the Amendment attached hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)            Financial statements of businesses or funds acquired.  N/A

(b)            Pro forma financial information.  N/A

(c)            Shell company transactions. N/A

(d)            Exhibits.  See Exhibit Index to this report.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Credit Agreement, dated as of December 2, 2021, among Dollar General Corporation, as borrower, Citibank, N.A., as administrative agent, and the other credit parties and lenders party thereto (incorporated by reference to Exhibit 4.1 to Dollar General Corporation’s Current Report on Form 8-K dated December 3, 2021, filed with the SEC on December 3, 2021 (file no. 001-11321))

4.2	Amendment No. 1 to the Credit Agreement, dated as of January 31, 2023, among Dollar General Corporation, as borrower, Citibank N.A., as administrative agent, and the other credit parties and lenders party thereto (incorporated by reference to Exhibit 4.2 to Dollar General Corporation’s Current Report on Form 8-K dated January 31, 2023, filed with the SEC on February 1, 2023 (file no. 001-11421))

4.3	Amendment No. 2 to the Credit Agreement, dated as of February 13, 2024, among Dollar General Corporation, as borrower, Citibank, N.A., as administrative agent, and the other credit parties and lenders party thereto

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2024	DOLLAR GENERAL CORPORATION

	By:	/s/ Kelly M. Dilts
Kelly M. Dilts
Executive Vice President and Chief Financial Officer

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